                                                                     Exhibit 3.6


                    AMENDMENT NO. 2 TO AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                          OF PRIME GROUP REALTY, L.P.

     This AMENDMENT NO. 2 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PRIME GROUP REALTY, L.P. (this "Amendment") is made as of December 15, 1997 by and between Prime Group Realty Trust, a Maryland real estate investment trust ("PGRT"), as the Managing General Partner of Prime Group Realty, L.P., a Delaware limited partnership (the "Partnership"), and on behalf of the other Partners (as hereinafter defined) and H Group LLC, a Delaware limited liability company ("HG"). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 17, 1997, by and among PGRT and the other parties signatory thereto, as amended thereafter (as so amended, the "Limited Partnership Agreement").

                              W I T N E S S E T H:

     WHEREAS, pursuant to Section 4.3.C. of the Limited Partnership Agreement, the Managing General Partner may raise all or any portion of Additional Funds required by the Partnership for the acquisition of additional properties by accepting additional Capital Contributions, including the issuance of Common Units for Capital Contributions that consist of property or interests in property;

     WHEREAS, pursuant to that certain Exchange Agreement dated as of December 15, 1997 by and between HG and the Partnership (the "Exchange Agreement"), HG has agreed, among other things, to exchange (the "Exchange") its rights (the "Allstate Loan Acquisition Rights") to acquire the Allstate Loan (as defined in the Exchange Agreement) for $5,000,000, which $5,000,000 is payable in that number of Common Units of Limited Partner Interest ("Common Units") equal to (i) $5,000,000 divided by (ii) $19.875, which is the average of the closing sale prices of PGRT's Common Shares of Beneficial Interest ("Common Shares") on the New York Stock Exchange during the seven (7) trading days immediately preceding the date hereof;

     WHEREAS, pursuant to the Exchange Agreement, the Partnership has agreed, among other things, to exchange such number of Common Units for HG's Allstate Loan Acquisition Rights;

     WHEREAS, pursuant to the Exchange Agreement, HG has also agreed to grant to the Partnership an option (the "First Option") to exchange the Underlying Option (as defined in the Exchange Agreement) for 220,000 Common Units (subject to adjustment pursuant to the terms of the Exchange Agreement), which grant of the First Option contemplates the transfer by the Partnership to HG of 5,000

Common Units on the date hereof and, subject to the terms of the First Option, 5,000 Common Units (subject to adjustment pursuant to the terms of the Exchange Agreement) on the 15th day of each month hereafter for such number of months set forth in the Exchange Agreement;

     WHEREAS, the Partnership has agreed to the terms of the grant by HG of the First Option set forth in the Exchange Agreement;

     WHEREAS, it is a condition to the closing of the Exchange Agreement that HG be admitted as an Additional Limited Partner of the Partnership;

     WHEREAS, pursuant to Section 12.2.A. of the Limited Partnership Agreement, a Person who makes a Capital Contribution to the Partnership in accordance with the Limited Partnership Agreement shall be admitted to the Partnership as an Additional Limited Partner subject to, among other things, (i) the transferee of the Partnership Interest executing and delivering to the Partnership an acceptance of all of the terms and conditions of the Limited Partnership Agreement (including without limitation, the provisions of Section 2.4 thereof and such other documents or instruments as may be required to effect such admission, each in form and substance satisfactory to the Managing General Partner and (ii) the acknowledgment by such transferee of Partnership Interest that each of the representations and warranties set forth in Section 3.3.D. thereof are true and correct with respect to such transferee as of the date of the transfer of the Partnership Interest to such transferee;

     WHEREAS, the Partners desire to amend the Limited Partnership Agreement to reflect (i) the increase in outstanding Common Units resulting from the issuance of Common Units to HG in connection with the Exchange and the grant of the First Option; and (ii) the admission of HG as an Additional Limited Partner;

     WHEREAS, Sections 2.4 and 12.3 of the Limited Partnership Agreement authorizes, among other things, the Managing General Partner, as true and lawful agent and attorney-in fact, to execute, swear to, acknowledge, deliver, file and record this Amendment on behalf of each Partner that has executed the Limited Partnership Agreement and on behalf of the Partnership.

     NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Acceptance of Capital Contribution in Exchange for Common Units.
(a) PGRT, as Managing General Partner and on behalf of the Partnership, hereby accepts the Allstate Loan Acquisition Rights from HG as a Capital Contribution having a value on the date hereof of $5,000,000, in exchange for 251,572 Common

Units of Limited Partner Interest which are hereby issued by the Partnership to HG pursuant to Section 4.3.C. of the Limited Partnership Agreement, and which are evidenced by Common Unit Certificate No. 20 of the Partnership.

          (b) PGRT, as Managing General Partner and on behalf of the Partnership, hereby accepts the grant of the rights consisting of the First Option during the initial month of the term of First Option from HG as a Capital Contribution having a value on the date hereof of $100,000, in exchange for 5,000 Common Units of Limited Partner Interest which are hereby issued by the Partnership to HG pursuant to Section 4.3.C. of the Limited Partnership Agreement, and which are evidenced by Common Unit Certificate No. 21 of the Partnership.

          (c) Each of the Common Units of Limited Partner Interest issued to HG pursuant to this Section 1 shall have the same terms and provisions of the Common Units of Limited Partner Interest issued by the Partnership on November 17, 1997 except that (i) the Exchange Rights relating thereto may be exercised at any time after the first anniversary of the date of this Amendment (as opposed to November 17, 1998) and (ii) such Common Units of Limited Partner Interest will be subject to the New Registration Rights Agreement (as hereinafter defined) as opposed to the Registration Rights Agreement entered into by PGRT and the Partnership on November 17, 1997.

     Section 2. Acceptance of Terms and Conditions of the Limited Partnership Agreement. HG hereby acknowledges its receipt of a true and complete copy of the Limited Partnership Agreement and hereby further agrees to be bound by all of the terms and conditions of the Limited Partnership Agreement, including without limitation, the provisions of Section 2.4 of the Limited Partnership Agreement.

     Section 3. Representations and Warranties of Additional Limited Partner. HG hereby acknowledges, represents and warrants to PGRT and the other Partners that each of the representations and warranties set forth in Section 3.3.D. of the Limited Partnership Agreement are true and correct with respect to HG as of the date hereof.

     Section 4. Admission of Additional Limited Partner. HG is hereby admitted to the Partnership as an Additional Limited Partner and shall have the rights, and be subject to the obligations, of a Limited Partner of the Partnership.

     Section 5. Amendment of Exhibit A to the Limited Partnership Agreement. Exhibit A to the Limited Partnership Agreement is hereby amended and restated to reflect the aforementioned change(s) by deleting Exhibit A attached thereto in its entirety, and by attaching in lieu thereof a replacement exhibit in the form of Exhibit A attached hereto. From and after the effectiveness of this Amendment, the amended and restated Exhibit A attached hereto shall be the only Exhibit A to the Limited Partnership Agreement, unless and until it is hereafter further amended.

     Section 6. Conditions to Effectiveness. This Amendment shall become effective contemporaneously with (and subject to):

     (i) the consummation of the closing transactions contemplated by the Exchange Agreement;

     (ii) the execution and delivery by the Partnership to HG of (x) a Common Unit certificate evidencing 251,572 Common Units and (y) a Common Unit certificate evidencing 5,000 Common Units, in each case in the form of Exhibit E attached to the Limited Partnership Agreement; and

     (iii) the execution and delivery by the Partnership and HG of a Registration Rights Agreement in the form of Exhibit B attached hereto (the "New Registration Rights Agreement").

     Section 7.  Reference to and Effect on the Limited Partnership Agreement.

          A. The Limited Partnership Agreement is hereby deemed to be amended to the extent necessary to effect the matters contemplated by this Amendment. Except as specifically provided for herein above, the provisions of the Limited Partnership Agreement shall remain in full force and effect.

          B. The execution, delivery and effectiveness of this Amendment shall not operate (i) as a waiver of any provision, right or obligation of the Managing General Partner, the other General Partner or any Limited Partner under the Limited Partnership Agreement except as specifically set forth herein or
(ii) as a waiver or consent to any subsequent action or transaction.

     Section 8. Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Amendment immediately upon affixing its signatories hereto.

     Section 9. Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

                            [signature page follows]

                         AMENDMENT NO. 2 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PRIME GROUP REALTY, L.P.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


                              MANAGING GENERAL PARTNER:
                              ------------------------

                              PRIME GROUP REALTY TRUST, a
                              Maryland real estate investment trust


                              By: /s/ Jeffrey A. Patterson
                                 ---------------------------

                              Name: Jeffrey A. Patterson
                                   -------------------------

                              Title: Executive VP
                                    ------------------------


                              LIMITED PARTNERS:
                              ----------------

                              Each Limited Partner hereby executes this Amendment to the Limited Partnership Agreement.

                              By:   PRIME GROUP REALTY TRUST, a
                                    Maryland real estate investment
                                    trust, as attorney-in fact


                                    By: /s/ Jeffrey A. Patterson
                                       --------------------------

                                    Name: Jeffrey A. Patterson
                                         ------------------------

                                    Title: Executive VP
                                          -----------------------


                              ADDITIONAL LIMITED PARTNER:
                              --------------------------

                              H GROUP LLC, a Delaware limited
                              liability company


                              By: /s/ Eric D. Mayer
                                 --------------------------

                              Name: Eric D. Mayer
                                   ------------------------

                              Its: President
                                  -------------------------

                                  EXHIBIT A*


              Partners, Number of Units and Capital Contributions

                                       Number of            Capital
                                      Common Units        Contribution
                                      ------------        ------------
Managing General Partner
------------------------
                                       12,980,000              **
Prime Group Realty Trust
     77 West Wacker Drive
     Suite 3900
     Chicago, IL  60601
     Attn:  Richard S. Curto
            James F. Hoffman

General Partner
---------------
                                          927,100         $18,542,000
The Nardi Group, L.L.C.
     c/o Stephen J. Nardi
     4100 Madison Street
     Hillside, IL  60162

Limited Partners
----------------
                                          388,677         $ 7,773,540
Edward S. Hadesman
Trust Dated May 22, 1992
     c/o Edward S. Hadesman
     2500 North Lakeview, Unit 1401
     Chicago, IL  60614

Grandville/Northwestern                     9,750         $   195,000
Management Corporation
     c/o Edward S. Hadesman
     2500 North Lakeview, Unit 1401
     Chicago, IL  60614

Carolyn B. Hadesman                        54,544         $ 1,090,880
Trust Dated May 21, 1992
     c/o Edward S. Hadesman
     2500 North Lakeview, Unit 1401
     Chicago, IL  60614

-------------
* As amended by Amendment No. 2 to the Amended and Restated Agreement of Limited Partnership of Prime Group Realty, L.P.

**  This amount shall be inserted by the Managing General Partner.


                              EXHIBIT A - CONT'D

              Partners, Number of Units and Capital Contributions

                                              Number of        Capital
                                            Common Units     Contribution
                                            ------------     ------------

Limited Partners
----------------
Lisa Hadesman 1991 Trust                       169,053       $ 3,381,060
     c/o Edward S. Hadesman
     2500 North Lakeview, Unit 1401
     Chicago, IL  60614

Cynthia Hadesman 1991 Trust                    169,053       $ 3,381,060
     c/o Edward S. Hadesman
     2500 North Lakeview, Unit 1401
     Chicago, IL  60614

Tucker B. Magid                                 33,085       $   661,700
     545 Ridge Road
     Highland Park, IL  60035

Frances S. Shubert                              28,805       $   576,100
     511 Lynn Terrace
     Waukegan, IL  60085

Grandville Road Property, Inc.                   7,201       $   144,020
     c/o Ms. Frances S. Shubert
     511 Lynn Terrace
     Waukegan, IL  60085

Sky Harbor Associates                           62,149       $ 1,242,980
     c/o Howard I. Bernstein
     6541 North Kilbourn
     Lincolnwood, IL  60646

Jeffrey A. Patterson                           110,000       $ 2,200,000
     c/o Prime Group Realty Trust
     77 West Wacker Drive
     Suite 3900
     Chicago, IL  60601


             Partners, Number of Units and Capital Contributions


                                              Number of        Capital
Limited Partners                             Common Units    Contribution
----------------                             ------------    ------------
Primestone Investment Partners, L.P.          7,944,893           **
     c/o The Prime Group, Inc.
     77 West Wacker Drive
     Suite 3900
     Chicago, IL  60601
     Attn:  Paul A. Roehri

Prime Group Limited Partnership                  90,000      $ 1,800,000
     c/o The Prime Group, Inc.
     77 West Wacker Drive
     Suite 3900
     Chicago, IL  60601
     Attn:  Michael W. Reshcke
            Robert J. Rudnik

H Group LLC                                     256,572      $ 5,100,000
     c/o Heitman Financial Ltd.
     180 N. LaSalle
     Suite 3600
     Chicago, IL  60601
     Attn:  Norman Perlmutter


------------

**  This amount shall be inserted by the Managing General Partner.

              Partners, Number of Units and Capital Contributions

                                  Number of Convertible      Capital
                                     Preferred Units       Contribution
                                     ---------------       ------------
Managing General Partner
------------------------

Prime Group Realty Trust                2,000,000                **
      77 West Wacker Drive
      Suite 3900
      Chicago, IL  60601
      Attn:  Richard S. Curto
             James F. Hoffman

-------------

**  This amount shall be inserted by the Managing General Partner.